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Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL ANNOUNCES FINANCIAL GOALS
FOR FISCAL YEAR 2012 AND THREE-YEAR GOALS FOR FY12 TO FY14

Jacksonville, Florida (May 25, 2011) – In conjunction with today’s 2011 Investor Day, PSS World Medical, Inc. (NasdaqGS: PSSI) announced its initial financial goals for fiscal year 2012 and three-year goals for FY2012 to FY2014.

FY 12
Consolidated Net Sales Growth	7% – 9%
Consolidated GAAP Earnings Per Diluted Share	$1.46 – $1.50
Operating Cash Flow (in millions)	$115 – $120

FY12 – FY14
Consolidated Annual Same Day Sales Growth	7% – 9%
Consolidated GAAP Earnings Per Diluted Share C.A.G.R.*	17% – 19%
Cumulative Operating Cash Flow (in millions)	$450 – $475

*Compounded Annual Growth Rate

PSS World Medical will provide an online Web simulcast of the Company’s Investor Day meeting.  The Company expects to discuss its financial outlook for fiscal year 2012, which began April 2, 2011.  In addition to the live broadcast, an online replay will be available at approximately 12:00 p.m. Eastern Time. During the Investor Day presentation, the Company may reference certain non-GAAP financial measures in an effort to provide additional information to investors.  All non-GAAP measures have been reconciled to the related GAAP measures in accordance with SEC rules.  Reconciliation charts can be found in the Fiscal 2011 Fourth Quarter Financial Workbook on the Company’s website.  To access these events and information, go to www.pssworldmedical.com

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PSSI Announces Financial Goals for Fiscal 2012
  and Three-Year Goals for FY12 to FY14

May 25, 2011

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic conditions, including our and our customers' ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers' business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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